Exhibit 10.3

                              EMPLOYMENT AGREEMENT

This Agreement is entered into by Lawrence Consulting Group, Inc., a Delaware corporation, ("Employer", or Company") and Dov Perlysky, 2 Lakeside Drive West, Lawrence, New York, 11559, ("Employee") as of this 20 of August 2004.

1. Employment. Employer agrees to employ Employee and Employee agrees to accept employment upon the terms and conditions set forth in this Agreement.

2. Duties and Services. During the term of this Agreement, Employee shall be employed in the business of the Employer as its President and Chief Executive Officer to supervise Employer's business. In the performance of these duties, Employee shall report to and be subject to the direction of the Employer's Board of Directors, and Employee agrees to comply with the policies, standards and regulations of Employer. Employee shall devote such amount of his working time to the performance of his duties under this Agreement as Employer and Employee shall determine is necessary for the performance of his duties hereunder, provided however that, he may not engage in any activity which is competitive with the business of the Company, as provided in Section 10 hereof.

3. Term. The term of this Agreement shall commence on the date hereof ("Effective Date") and continue for thirty-six (36) months (the "Initial Term") unless terminated earlier or extended as herein provided (the "Term"). This Agreement shall be extended from year-to-year after the Initial Term unless either Employer or Employee provides written notice to the other of its or his intention not to extend this Agreement not later than ninety (90) days prior to the expiration of the then current Term.

4. Compensation. Employee shall not be entitled to any cash compensation from the Company for his services hereafter until Employer's annualized revenues exceeds $500,000 on a quarterly basis. At such time Employee shall be entitled to receive a salary of $50,000 subject to adjustment as shall be approved by a majority of the members of Employer's Board (other than Employee) or if no such members exists by a majority of the shareholders of Employer (not including Employee or any affiliate of Employee).

5. Expenses. Employee shall be entitled to prompt reimbursement for all reasonable travel and other out-of-pocket business expenses necessarily incurred in the performance of his duties hereunder. Employee's claims for reimbursement and Employer's payments thereof shall be in accordance with Employer's then current business expense reimbursement policies and procedures.

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6.    Termination.  Subject to the  provisions of this Section 6, Employer shall have the right to terminate Employee's employment, and Employee shall have the right to resign from his employment with Employer, at any time during the Term of this Agreement. Employer may only terminate Employee's employment for "Cause". Termination for "Cause" shall mean termination of Employee's employment by the Employer because of (i) any act or omission which constitutes a material breach by Employee of his obligations or agreements under this Agreement after written notification by the Employer specifying and describing any such breach and the actions required to cure them, and failure of Employee to cure each such breach in the manner specified in the notice or in a manner otherwise acceptable to the Employer within thirty (30) days of receipt thereof, (ii) the conviction of Employee for any crime of moral tupitude or any felony or (iii) any act or omission by Employee which, constitutes a breach of Employee's fiduciary duty to Employer. If, prior to the expiration of the Term, Employee's employment is terminated by Employer for any reason or if Employee resigns from his employment hereunder Employee shall be entitled to payment of the pro rata portion of the Employee's then salary, if any, hereof through and including the date of termination or resignation.

7.    Termination Due to Death or Disability.

      Death.In the event of Employee's death, Employer shall be entitled to terminate his employment and the provisions of Section 6 shall apply.

      Disability. In the event Employee is unable to perform the services contemplated hereunder by reason of disability ("Disability" shall mean any physical illness or incapacity, other than death, which renders Employee unable to perform the duties required under this Agreement for more than 60 days in any 90 day consecutive period), Employer shall be entitled to terminate Employee's employment and the provisions of Section 6 shall apply.

8. Expiration of Term. Upon the expiration of the Term of this Agreement, whether by non-extension or non-renewal by the Employer or Employee, all rights and obligations of both the Employer and Employee shall expire except (i) as provided in Sections 9, 10, 11, and 16 herein, and (ii) for any unpaid compensation due Employee which may have been accrued as of the expiration of the Term of this Agreement.

9. Confidential Information. Employee acknowledges that during the course of his recruitment and employment hereunder Employee has and will become acquainted with confidential information regarding Employer's business. From the date hereof and until the end of the Term (the "Non-Competition Period") Employee will not, without the prior written consent of the Employer, disclose or make use of any such confidential information except as may be required in the course of his employment hereunder.


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

10. Non-Competition. Employee hereby represents, warrants and agrees that, during the Non-Competition Period, Employee will not compete with the business of the Employer within Nwe York or New Jersey (the "Prohibited Territory") as employee, consultant, principal, agent, trustee or through the agency of any corporation, partnership, association, agent or agency, or other enterprise, engaged in any business that during the Non-Competition Period is in competition with the business of the Employer as such business existed at any time during the Term (the "Prohibited Activity"). It is expressly agreed that if any restrictions set forth in this Section 10 are found by any Court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining restrictions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion thereof, shall be considered to be amended so as to be considered reasonable and enforceable by such Court, and the Court shall specifically have the right to restrict the business or geographical scope of such restrictions to any portion of the business or geographic areas described above to the extent the Court deems such restriction to be necessary to cause the covenants to be enforceable, and in such event, the covenants shall be enforced to the extent so permitted.

11. Non-Solicitation. Employee covenants and agrees, during the Non-Competition Period, that Employee will not canvass or solicit any person or entity who is a customer or business partner of Employer about whom Employee obtained significant business information during the Term of his employment, for the purpose of directly or indirectly furnishing services competitive with Employer and will not solicit for employment or employ any employee of Employer. The parties agree that the geographic scope of this non-solicitation covenant is not limited to the Prohibited Territory.

12. Representations, Warranties and Covenants. Employee represents and warrants to Employer that (i) Employee is under no contractual or other restriction or obligation which is inconsistent with his execution of this Agreement or performance of his duties hereunder, (ii) Employee has no physical or mental disability that would hinder his performance of his duties under this Agreement, and (iii) he has had the opportunity to consult with an attorney of his choosing in connection with the negotiation of this Agreement.

13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by certified mail, by personal delivery or by overnight courier to the Employee at his residence (as set forth in Employer's corporate records) or to the Employer at its principal office.

14. Waiver of Breach. The waiver of either the Employer or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Employer or Employee.

15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of both Employer and Employee and heir respective successors, heirs or legal representatives, but neither this Agreement nor any rights hereunder may be assigned by either Employer or Employee without the written consent of the other party.

16. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the principles of the conflict of laws. The parties hereto hereby unconditionally and irrevocably consent to the exclusive jurisdiction of the federal and state courts located in New York, New York or Nassau County, New York in connection with any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


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

17. Entire Contract: Counterparts. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement approved in writing by the Employer and approved in writing by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same instrument.

18. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

19. Headings. The headings in this Agreement are solely for convenience and shall not be given any effect in the construction or interpretation of this Agreement.

Dated:   August 20, 2004

EMPLOYEE:

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DOV PERLYSKY

EMPLOYER:

LAWRENCE CONSULTING GROUP, INC.

By: ______________________
      Dov Perlysky
      President

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